UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, New Jersey	08618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Not applicable.

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On January 16, 2007, upon the recommendation of the Governance and Nominating Committee, the Board of Directors (the “Board”) of Antares Pharma, Inc. (the “Company”) appointed Leonard S. Jacob, M.D., Ph.D. as a director of the Company. Dr. Jacob was appointed as a Class I director for a term of office expiring at the Company’s 2008 Annual Meeting of Stockholders. Dr. Jacob’s appointment filled a vacancy on the Board, which now consists of seven members.

Following his appointment, the Company granted Dr. Jacob an option to purchase 20,000 shares of the Company’s Common Stock at an exercise price of $1.23 per share. The option vests in equal quarterly installments over three years and expires on January 15, 2017.

A copy of the Company’s press release announcing Dr. Jacob’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press Release, dated January 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date: January 22, 2007	By:	/s/ ROBERT F. APPLE
	Name:	Robert F. Apple
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release, dated January 17, 2007.